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                                                                     EXHIBIT 4.2

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (the "AGREEMENT") is made as of this 28th day of October, 1999, by and among (a) Medsite.com, Inc., a Delaware corporation (the "CORPORATION"), (b) the purchasers of Class A Preferred Stock (the "CLASS A PURCHASERS") listed on Schedule I attached hereto, (c) the purchasers of Class B1 Preferred Stock listed on Schedule II attached hereto (the "CLASS B1 PURCHASERS"), (d) the purchasers of Class B2 Preferred Stock listed on Schedule III attached hereto (the "CLASS B2 PURCHASERS"); the Class A Purchasers, the Class B1 Purchasers, the Class B2 Purchasers being collectively referred to as the "PURCHASERS", (e) Sundeep Bhan ("BHAN"), (f) Sanjay Pingle ("PINGLE"), (g) Sameer Shariff ("SHARIFF"), (h) Rajnish Kapoor ("KAPOOR", and collectively with Bhan, Pingle and Shariff, the "FOUNDERS"), (i) Mercer Management Consulting, Inc. ("MERCER"), (j) upon its subsequent execution of a counterpart to this Agreement, Merchant Capital, Inc. ("MERCHANT"), and (k) upon his subsequent execution of a counterpart to this Agreement, Douglas Mack ("MACK").

                                 R E C I T A L S

         A. Concurrent with the execution and delivery of this Agreement, the Class B1 Purchasers are purchasing up to 6,000,000 shares of the Corporation's Class B1 Preferred Stock (the "CLASS B1 PREFERRED") pursuant to a Class B Preferred Stock Purchase Agreement dated the date hereof (the "CLASS B PURCHASE AGREEMENT") and the holders of $6,000,000 of convertible promissory notes (the "CONVERTIBLE NOTES") are receiving 1,200,000 shares of the Corporation's Class B2 Preferred Stock (the "CLASS B2 PREFERRED") upon conversion of the Convertible Notes pursuant to the Class B Purchase Agreement.

         B. The Corporation wishes to grant and the Class B1 Purchasers and the Class B2 Purchasers wish to receive certain registration rights, rights of first refusal and other rights, and the Corporation, the Class A Purchasers, the Class B1 Purchasers, the Class B2 Purchasers desire to conform such rights of all Purchasers in accordance with the terms and conditions of this Agreement.

         C. In connection with a previous strategic agreement and the placement of the Class B1 Preferred, the Corporation wishes to grant to Mercer and Merchant, respectively, registration rights.

         D. In connection with the proposed acquisition of Total Health Products, Inc., the Corporation intends to issue shares of Common Stock to Mack (the "MACK COMMON STOCK") and to grant to Mack certain registration rights with respect to the Mack Common Stock.


         E. The Corporation and the Purchasers contemplate additional closings with respect to the sale of additional shares of the Class B1 Preferred which may occur on or before November 26, 1999, and accordingly, this Agreement shall be automatically amended so that this Agreement shall apply by its terms to the Purchasers of such additional shares of Class B1 Preferred.

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

         NOW, THEREFORE, in reliance on the foregoing recitals, and in and for the mutual covenants and consideration set forth herein, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "AFFILIATE" and "AFFILIATED" shall refer to any person who is an "AFFILIATE" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. For purposes of this definition, "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock corporation, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         1.2 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.3 "COMMON STOCK" shall mean the Corporation's Common Stock, $0.0001 par value.

         1.4 "CONVERSION STOCK" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

         1.5 "DEMAND HOLDERS" shall mean (i) any Holder or Holders holding Class A Preferred, Class B1 Preferred or Class B2 Preferred and (ii) Mack.

         1.6 "HOLDER" shall mean (i) any holder of Registrable Securities and
(ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 13 hereof.

         1.7 "PREFERRED STOCK" shall mean the Corporation's Class A Preferred Stock, $.0001 par value, issued pursuant to the Investment Agreement dated as of February 3, 1999, the Corporation's Class B1 Preferred Stock, $.0001 par value, issued pursuant to the Class B Purchase Agreement, and the Corporation's Class B2 Preferred Stock, $.0001 par value, issued pursuant to the Class B Purchase Agreement.

         1.8 "REGISTRABLE SECURITIES" means (i) the Conversion Stock, (ii) any Common Stock of the Corporation issued or issuable in respect of the Conversion Stock, upon any stock split, stock dividend, recapitalization or similar event or otherwise issued or issuable in respect of the Conversion Stock, (iii) 50,000 shares of Common Stock held by Mercer, (iv) up to 100,000 shares of Common Stock issuable to Merchant upon the exercise of a warrant granted to Merchant in connection with the Corporation's sale of its Class B1 Preferred, and (v) the Mack Common Stock after Mack's execution of a counterpart to this Agreement; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities until the earlier of

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

(A) such time as such securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) such time as all securities held by a Holder may be sold under Rule 144(k) or such securities are otherwise available for sale in the opinion of counsel to the Corporation in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

         1.9 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         1.10 "RESTRICTED SECURITIES" shall mean the securities of the Corporation required to bear the legend set forth in Section 3 hereof.

         1.11 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.12 "SIGNIFICANT PURCHASERS" shall mean all Purchasers who hold in excess of 150,000 shares of the Corporation's Common Stock or a number of shares of Preferred Stock convertible into in excess of 150,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like).

         2. RESTRICTIONS ON TRANSFERABILITY. The Preferred Stock, the Conversion Stock and the Mack Common Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred Stock or such Common Stock held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         3. RESTRICTIVE LEGEND. Each certificate representing (i) the Preferred Stock, (ii) the Conversion Stock, (iii) the Mack Common Stock and (iv) any other securities issued in respect of the Preferred Stock, the Conversion Stock, or the Mack Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with the following legend (in addition to any legend required under applicable state securities laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF


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                                                               Medsite.com, Inc.
                                                               Rights Agreement


                  COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN MARKET STAND-OFF PROVISIONS CONTAINED IN THE CORPORATION'S INVESTOR RIGHTS AGREEMENT DATED OCTOBER 28, 1999. A COPY OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

                  Each Holder consents to the Corporation making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Registration.


         4. NOTICE OF PROPOSED TRANSFERS. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its (A) constituent partners or members, or retired constituent partners or members, or to the estate of any of such partners or members or retired partners or members or (B) at least majority-owned subsidiaries, so long as each such transferee agrees in writing to be bound by the terms of this Agreement), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Corporation of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder's expense by either (a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Corporation addressed to the Corporation, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Corporation. Notwithstanding


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the foregoing, no such "no action" letter or opinion of counsel shall be necessary for a transfer by a Holder, if the Holder is a partnership or limited liability corporation, to a constituent partner or member of such entity or retired constituent partner or member, or the transfer by gift, will or intestate succession of any such entity partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Corporation such legend is not required in order to establish compliance with any provision of the Securities Act.

         5. PIGGYBACK REGISTRATION.

                  (a) Notice. If, at any time, the Corporation proposes to file a registration statement under the Securities Act, other than a registration relating solely to employee benefit plans, Rule 145 transactions (a "REGISTRATION STATEMENT"), with respect to an offering for its own account or for the account of others of any class of securities of the Corporation, then each such time, the Corporation shall give written notice of such intention to file a Registration Statement (a "PIGGYBACK NOTICE") to each Holder at least forty-five (45) days before the anticipated filing date. The Piggyback Notice shall describe the intended method of distribution and offer each Holder the opportunity to register pursuant to such Registration Statement such Registrable Securities as the Holder may request in writing to the Corporation within thirty
(30) days after the date the Holder first received the Piggyback Notice (a "PIGGYBACK REGISTRATION"). The Corporation shall take all necessary steps, subject to the provisions of the following paragraph (b), to include in the Registration Statement all Registrable Securities which the Corporation has been so requested to register by the Holders. The Corporation shall be entitled to withdraw a Registration Statement (not filed pursuant to Section 6 hereof) prior to its becoming effective.

                  (b) Underwritten Registrations. In a registration pursuant to this Section 5 involving an underwritten offering, whether or not for sale for the account of the Corporation, any request pursuant to this Section 5 may require that all Registrable Securities be included in such offering on identical terms and conditions. If the offering is a public offering of the Corporation's securities, and if the managing underwriter with respect to such an offering advises the Corporation in writing that the inclusion of all the Registrable Securities which the Holders have requested to be included in the Registration Statement would materially jeopardize the success of the offering, then the Corporation shall be required to include in the underwriting only that number, if any, of Registrable Securities which the underwriter advises the Corporation in writing may be sold without materially jeopardizing the offering. In the event that the number of Registrable Securities included in such Piggyback Registration is limited as described above, then Registrable Securities shall be included based on the following priority: (i) first, all securities to be registered for the Corporation's account, (ii) second, up to 133,600 shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) if required by bridge lenders to the Corporation

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

pursuant to Registration Right Agreements between the Corporation and such bridge lenders dated July 22, 1998 and November 3, 1998, and (iii) third, Registrable Securities of Holders who have requested their Registrable Securities to be so included and securities for the account of persons other than the Corporation (having the contractual right to require registration of such securities), but in no event shall the amount of Registrable Securities to be included be reduced below the Holders' proportionate share of securities to be registered for persons other than the Corporation (the Holders' proportionate share shall be equal to the ratio of the aggregate holdings of the Corporation's securities held by all Holders (on an as converted basis) to the aggregate holdings of the Corporation's securities held by all security-holders requesting registration in such offering, including the Holders (on an as converted basis)). The right to register Registrable Securities shall be allocated among the Holders on a pro rata basis based on the number of Registrable Securities requested to be registered by each Holder. Any Holder disapproving of the terms of any such underwriting may elect to withdraw from it by written notice to the Corporation and the underwriter.

         6. DEMAND REGISTRATION.


                  (a) Notice. A Demand Holder or Demand Holders (the "INITIATING HOLDER") holding individually or in the aggregate fifteen percent (15%) of the outstanding shares of Registrable Securities then held by the Demand Holders at any time after the earlier of (i) eighteen (18) months following the date of this Agreement or (ii) six (6) months after the registration of the Corporation's initial public offering may propose that the Corporation file a Registration Statement with respect to all or some of the Registrable Securities held by the Initiating Holder (a "DEMAND REGISTRATION"), upon giving written notice (a "DEMAND NOTICE") of such demand to the Corporation. The Corporation shall promptly deliver to each other Holder a copy of the Demand Notice. Each Holder other than the Initiating Holders shall have the right to participate in such Demand Registration. The Corporation's obligation under this Section 6(a) shall in the aggregate be limited to four (4) Demand Registrations, whether from one or more Demand Holders. The Demand Notice shall describe the number of shares intended to be disposed of and the intended method of disposition. If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Corporation in the Demand Notice. In such event, the Company shall have the right to select the investment banker or bankers and managers to administer the offering, which selection shall be reasonably acceptable to the Initiating Holders. The Corporation shall then take all steps necessary, as expeditiously and promptly as reasonably possible, to effect the registration of all Registrable Securities which the Corporation has been requested to so register.


                         (i) If at the time the Corporation receives a Demand
Notice, neither the Common Stock nor any other class of securities of the Corporation are traded on an exchange or reported on a consolidated reporting system, the Corporation shall take all steps necessary to effect an initial public offering of its Common Stock and shall otherwise comply with all the terms of this Agreement relating to Demand Registrations.



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                                                               Medsite.com, Inc.
                                                               Rights Agreement

                         (ii) If at the time the Corporation receives a Demand
Notice, the Corporation (A) is in the process of preparing a Registration Statement for filing or (B) has filed a Registration Statement and is waiting for it to be declared effective, then the Corporation shall not be obligated to effect any Demand Registration pursuant to this Section 6(a) for a period of one hundred twenty (120) days from the date the Corporation received the Demand Notice. In order to exercise its right to delay a Demand Registration for the period set forth in the previous sentence, the Corporation shall deliver written notice to the Initiating Holders, stating that it is a notice under this Section 6(a) and providing reasonable detail as to the offering in progress and the expected effective date of the Registration Statement pertaining thereto.


                  (b) Registration Statement Form. Registrations under this
Section 6 shall be on such appropriate form of Registration Statement (i) as shall be selected by the Corporation and as shall be reasonably acceptable to the Initiating Holder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration.


                  (c) Underwritten Registrations. In a registration pursuant to this Section 6 involving an underwritten offering, if the managing underwriter with respect to such offering advises the Corporation in writing that the inclusion of all of the Registrable Securities which the Holders have requested to be included in the Registration Statement would materially jeopardize the success of the offering, then the Corporation shall be required to include in the underwriting only that number, if any, of Registrable Securities which the underwriter advises the Corporation in writing may be sold without materially jeopardizing the offering. In the event that the number of Registrable Securities to be included in such an offering is limited as described above, then Registrable Securities shall be included based on the following priority:
(i) first, up to 133,600 shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) if required by bridge lenders to the Corporation pursuant to Registration Rights Agreements between the Corporation and such bridge lenders dated July 22, 1998 and November 3, 1998 and (ii) second, Registrable Securities of Holders who have requested their Registrable Securities to be so included and securities for the account of persons having the contractual right to require registration of such securities, but in no event shall the amount of Registrable Securities to be included be reduced below the Holders' proportionate share of securities to be registered for persons other than the Corporation (the Holders' proportionate share shall be equal to the ratio of the aggregate holdings of the Corporations' securities held by all Holders (on an as-converted basis) to the aggregate holdings of the Corporation's securities held by all security-holders requesting registration in such offering, including the Holders (on an as-converted basis)). The right to register Registrable Securities shall be allocated among the Holders on a pro rata basis based on the number of Registrable Securities requested to be registered by each Holder. Any Holder disapproving of the terms of any such underwriting may elect to withdraw from it by written notice to the Corporation and the underwriter.



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                  (d) Effective Registration Statement. A Registration Statement
requested pursuant to this Section 6 shall not be deemed to have been effected and will not be considered a Demand Registration for purposes of the limit on Demand Registrations which may be requested pursuant to paragraph (a) above, unless (i) a Registration Statement with respect thereto has been declared and remains effective for a period of at least ninety (90) consecutive days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such ninety (90) day period) and is not interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "COMMISSION") or any other governmental agency or court for any reason, and (ii) if the securities to be registered were to be sold pursuant to an underwritten offering, the conditions to closing specified in the underwriting agreement entered into in connection with such registration applicable to the Corporation are satisfied or waived.


                  (e) Piggyback Status. If the number of shares registered by any party (including the Corporation) other than Demand Holders pursuant to this
Section 6 exceeds the number of shares registered by Demand Holders, then such registration by the Demand Holders shall be deemed to be a Piggyback Registration and not a Demand Registration.


         7. REGISTRATION ON FORM S-3.


                  (a) If any Holder or Holders request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Corporation is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Corporation shall use its reasonable best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Corporation shall not be required to effect more than two (2) registrations pursuant to this Section 7 in any twelve (12) month period. The substantive provisions of Section 5 shall be applicable to each registration initiated under this Section 7.


                  (b) Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 7: (i) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Corporation, within fifteen (15) days of the receipt of the request of the Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) in which such Holders can exercise their rights pursuant to Section 5 hereof; (iii) during the period starting with the date ninety (90) days prior to the Corporation's estimated date

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of filing of, and ending on the date one hundred eighty (180) days immediately following, the effective date of any registration statement pertaining to securities of the Corporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Corporation shall furnish to such Holder a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its stockholders for registration statements to be filed in the near future; then the Corporation's obligation to use its reasonable best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, such right to delay a request to be exercised by the Corporation not more than once in any twelve (12) month period


         8. REGISTRATION EXPENSES. All expenses incident to a registration pursuant to Sections 5, 6, or 7, including, without limitation, all registration and filing fees, including fees with respect to filings required to be made with the Commission, the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Corporation, counsel of the Holders (but not more than one counsel to the Holders per registration) and of all independent public accountants of the Corporation (including the expenses of any special audit and "comfort" letters required by or incident to such performance), underwriters fees (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities which shall be paid by the selling Holders on a pro rata basis based on the number of Registrable Securities being sold by them), securities acts liability insurance and fees and expenses of other persons or entities retained by the Corporation will be borne by the Corporation whether or not any of the Registration Statements become effective.


         9. HOLDBACK AGREEMENT. Each Holder of Registrable Securities (including any transferee thereof) agrees in connection with the first two underwritten registrations of the Corporation's equity securities with the Securities and Exchange Commission, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, upon request of the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Corporation's securities, including any Registrable Securities (other than those included in the registration), without the prior written consent of such underwriters for such period of time (not to exceed one hundred eighty (180) days in the case of an initial public offering and ninety (90) days in the case of the second public offering) from the effective date of such registration, as may be requested by the underwriters. Each such Holder further agrees to execute any agreement reflecting the above as may be requested by the underwriters at the time of the public offering, provided, however that the executive officers and directors of the Corporation who own stock of the

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Corporation and each other holder of five percent (5%) or more of the
Corporation's securities also agree to such restrictions.


         10. REGISTRATION PROCEDURES.


                  (a) Subject to the last sentence of Section 5(a), in connection with any registration under Section 5, 6 or 7, the Corporation covenants and agrees that it shall, as expeditiously as practicable (and within ninety (90) days with respect to clause (i) below):


                         (i) prepare and file with the Commission a Registration
Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective;


                         (ii) notify each Holder of Registrable Securities
included in such registration promptly after it shall receive notice thereof, of the time such Registration Statement has become effective or any supplement to any prospectus forming a part of such Registration Statement has been filed;


                         (iii) notify each Holder of Registrable Securities
included in such registration promptly of any request by the Commission for the amendment or supplement of such Registration Statement or prospectus or of a request for additional information;


                         (iv) prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith and such other documents necessary to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated under the Securities Act and the Exchange Act, as may be necessary to keep such Registration Statement filed pursuant to Section 5 and 6 hereto effective for a period of not less than ninety (90) consecutive days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;


                         (v) furnish to each Holder of Registrable Securities
included in such registration such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;


                         (vi) concurrently with the effectiveness of the
Registration Statement under the Securities Act, qualify the Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as each Holder reasonably may request, and do any and all other acts and things necessary to enable each Holder to consummate the sale of the Registrable Securities owned by such Holder; provided that the Corporation shall not be required in connection

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with this paragraph (vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction where the Corporation is not then so qualified or subject to service of process or to subject the Corporation to income taxation in any jurisdiction where it is not then so subject;


                         (vii) notify each Holder of Registrable Securities
included in such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make any statement therein not misleading in light of the circumstances in which such statement is made, and prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made;


                         (viii) advise each Holder of Registrable Securities
included in such registration promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or the initiation or threat of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;


                         (ix) cause all such Registrable Securities to be listed
on each securities exchange or reported on each consolidated reporting system on which similar securities issued by the Corporation are then listed or reported, as the case may be; provided, if the registration constitutes an initial public offering of the Common Stock, then the Corporation shall cause such Registrable Securities to be listed on such securities exchange or reported on such consolidated reporting systems as shall be reasonably acceptable to a majority in interest of the Holders participating in such registration;


                         (x) provide a transfer agent and registrar for all such
Registrable Securities not later than the effective date of such Registration Statement; and


                         (xi) use its best efforts to furnish, at the request of
any Holder or Holders requesting registration of Registrable Securities pursuant to Section 5, 6 or 7 of this Agreement, on the date that such Registrable Securities are delivered to the underwriters for the sale pursuant to such registration, an opinion, dated such date, of the independent counsel representing the Corporation for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, in form and substance as is customarily given to underwriters in an underwritten public offering, and a letter dated such date, from the independent certified public accountants of the Corporation, addressed to the underwriters, if any, and to the Holder or Holders making such request, in form and substance as is customarily given by independent certified public accountants to underwriters in a public offering.

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                                                               Medsite.com, Inc.
                                                               Rights Agreement


                  (b) The Corporation may require each Holder participating in a registration hereunder to furnish the Corporation such information regarding such Holder and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing and as shall be required by law to effect such registration.


                  (c) The Holder or Holders who include Registrable Securities in any registration under Section 5, 6 or 7 shall distribute those Registrable Securities in a manner consistent with the distribution described in the relevant registration statement.


         11. RULE 144. After an initial public offering of Common Stock, the Corporation shall take all actions reasonably necessary to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Holder, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements and shall provide such Holder with such publicly filed documents of the Corporation as are reasonably requested by such Holder in connection with such sale.


         12. INDEMNIFICATION.


                  (a) Indemnification by the Corporation. In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Corporation will indemnify and hold harmless each Holder participating in the registration, its directors, stockholders, officers and partners and each underwriter involved in such registration and each other person, if any, who controls each selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which each selling Holder or its officers, directors, stockholders or partners or underwriter or controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such selling Holder, its officers, directors, stockholders and partners and such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by any of them as they are incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable to any selling Holder or its officers, directors, stockholders or partners or controlling persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement thereto, (i) in reliance upon and in conformity with information furnished to the Corporation, in writing, by or on behalf of such selling Holder or its officers, directors, stockholders or partners or controlling persons, specifically for use in the preparation of such Registration Statement,

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

preliminary prospectus or final prospectus or amendment or supplement thereto, or (ii) where such untrue statement or omission or alleged untrue statement or omission (A) was corrected in a subsequent final prospectus delivered in sufficient number to the selling Holder pursuant to Section 10(a)(v) hereof and with sufficient time to permit distribution by such selling Holder, (B) such selling Holder failed to so distribute such subsequent final prospectus, and (C) to the extent such distribution would have avoided the applicable loss, claim, damage, liability or action.


                  (b) Indemnification by the Holder. In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each selling Holder, severally and not jointly, will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed such Registration Statement, each underwriter involved in such registration, each other selling Holder and their respective officers, directors, stockholders and partners and each person, if any, who controls the Corporation or any such underwriter or other selling Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (or actions in respect thereof), to which the Corporation, such directors and officers, such underwriter or other selling Holder or its respective officers, directors, stockholders or partners or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, and will reimburse the Corporation, the underwriters, each other selling Holder and their respective officers, directors, stockholders' partners and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such selling Holder or its officers, directors, stockholders or partners or controlling persons, specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus or final prospectus or amendment or supplement thereto; provided, however, that the maximum obligation of each selling Holder for indemnification shall be limited to the proceeds received by it from the sale of Registrable Securities pursuant to such Registration Statement.


                  (c) Required Notices. Each party entitled to indemnification under this Section 12 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after the Indemnified Party has actual

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

knowledge of any claim as to which indemnity may be sought and, with respect to third party claims, shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation must be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and provided further that the failure of any Indemnified Party to give notice as provided in this Section 12(c) shall not relieve the Indemnifying Party of its obligations under Section 12(a) or (b), as the case may be except to the extent such Indemnifying Party was actually prejudiced thereby. The Indemnified Party shall have the right to employ its own counsel in any claim or litigation, but, with respect to third party claims or litigation, the fees and expenses of counsel shall be at the expense of such Indemnified Party, when and as incurred, unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or litigation (in which case the Indemnifying Party shall not have the right to direct the defense of such claim or litigation on behalf of the Indemnified Party), or the Indemnifying Party shall fail, within a reasonable time after notice of the claim, to have given written notice of its intention to assume such defense, and to have employed counsel to assume the defense of such claim or litigation, or the Indemnifying Party fails timely and actively to assume or to continue the defense of such claim. No Indemnifying Party, in the defense of any claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such third party claim or litigation. In no event shall an Indemnified Party consent to any entry of any judgment in a third party claim or litigation, or settle a third party claim or litigation without the prior written consent of the Indemnifying Party unless the Indemnifying Party fails to timely give notice of its intention to assume defense or timely and actively to assume and continue such defense.


         13. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Corporation to register securities granted Holders under Sections 5, 6 and 7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 250,000 shares of Preferred Stock and/or Common Stock issued upon conversion thereof (as may be appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) and (iii) such assignee or transferee agrees to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder. Notwithstanding the foregoing, the rights to cause the Corporation to register securities may be assigned to any non-individual Affiliate, constituent partner or member of a Holder (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire registered securities by gift, will or intestate succession) without compliance with items (ii) or (iii) above, provided written notice thereof is promptly given to the Corporation.

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                                                               Medsite.com, Inc.
                                                               Rights Agreement


         14. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5, 6 and 7 of this Agreement shall terminate as to any Holder five (5) years after the closing of the first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public resulting in net proceeds to the Corporation of not less than $25 million at a per share offering price of not less than $10.50 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) (a "QUALIFIED PUBLIC OFFERING").


         15. RIGHT OF FIRST REFUSAL. The Corporation hereby grants to each Significant Purchaser a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase all (or any part) of such Significant Purchaser's pro rata portion of any "NEW SECURITIES" (as defined in this Section 15), that the Corporation may, from time to time propose to sell and issue. Such pro rata portion, for purposes of this Right of First Refusal, shall be the ratio of (x) the number of shares of Common Stock issued and issuable upon the conversion of the shares of Preferred Stock held by such Significant Purchaser, to (y) the sum of the total number of shares of Common Stock then held by the Significant Purchasers plus the total number of shares of Common Stock issuable upon the conversion of the total number of the shares of Preferred Stock then held by the Significant Purchasers. This Right of First Refusal shall be subject to the following provisions:


                  (a) "NEW SECURITIES" shall mean any Common Stock or preferred stock of the Corporation whether or not authorized on the date hereof; rights, options, warrants to purchase Common Stock or preferred stock, together with securities of any type issued in conjunction with any such rights, options or warrants and securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or preferred stock; provided however, that New Securities does not include the following:


                         (i) any shares of Class B Preferred issuable pursuant
to the Class B Purchase Agreement;


                         (ii) shares of Common Stock issuable upon conversion of
the Corporation's Preferred Stock;


                         (iii) securities of the Corporation issued or deemed
issued pursuant to the acquisition of a business or product line by the Corporation by merger, purchase of assets, or other acquisition or reorganization approved by the Corporation's Board of Directors;


                         (iv) securities of the Corporation issued in connection
with equipment lease arrangements or bank financing transactions approved by the Corporation's Board of Directors;


                         (v) shares of Common Stock, or options to purchase
shares of Common Stock, issued or granted to officers, directors, employees and consultants of the Corporation pursuant to stock plans, option plans or other arrangements approved by the

                                                               Medsite.com, Inc.
                                                               Rights Agreement

Corporation's Board of Directors prior to the date hereof or by the Compensation Committee of the Board of Directors following such time as the Compensation Committee shall consist of the directors required by Section 16.8 herein;

                         (vi) shares of Common Stock or Preferred Stock issued
in connection with any stock split, stock dividend, or recapitalization by the Corporation; and

                         (vii) shares of Common Stock issued in connection with
the Corporation's initial public offering of the Common Stock to the general public effected pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act.

                  (b) In the event that the Corporation proposes to undertake an issuance of New Securities, it shall give each Significant Purchaser written notice of its intention, describing the type of New Securities, the aggregate number of such shares, the price, and the general terms upon which the Corporation proposes to issue the same. Each Significant Purchaser shall have twenty (20) business days after receipt of such notice to agree to purchase its pro rata share (or a portion thereof) (calculated pursuant to the first paragraph of Section 15) of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. If any Significant Purchaser fails to agree to purchase its full pro rata share (calculated pursuant to the first paragraph of Section 15) within such twenty (20) business day period, the Corporation will give the Significant Purchasers who did so agree (the "ELECTING PURCHASERS") notice of the number of shares which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two (2) days. The Electing Purchasers shall have ten (10) business days from the date of such written notice (or telephonic notification confirmed in writing) to agree to purchase the New Securities not purchased by such non-purchasing Significant Purchasers.


                  (c) In the event that all of the Significant Purchasers fail to exercise in full the Right of First Refusal within the twenty (20) business day and ten (10) business day period specified above, the Corporation shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities respecting which the rights of the Purchasers were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice. In the event the Corporation has not sold the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement) the Corporation shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Purchasers in the manner provided above.


                  (d) The Right of First Refusal hereunder is not assignable, in whole or in part, except (i) by a Significant Purchaser that is a partnership to any of its partners, (ii) by a Significant Purchaser that is any venture capital group, private equity group or fund to an Affiliated entity or

                                                               Medsite.com, Inc.
                                                               Rights Agreement

person or (iii) by a Significant Purchaser that is a corporation to any of its shareholders or its controlled subsidiaries.

                  (e) The Right of First Refusal granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of a Qualified Public Offering of the Common Stock of the Corporation to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act or a Change of Control (as defined in Section 17.1) and (ii) as to a specific Significant Purchaser when such Significant Purchaser holds less than 250,000 shares of Registrable Securities.

         16. AFFIRMATIVE COVENANTS. The Corporation and each Purchaser hereby covenants and agrees as follows:

             16.1 Financial Information. For so long as any of the Purchasers own any Preferred Stock (or securities issued upon conversion or exchange thereof other than Common Stock), the Corporation shall prepare and furnish to each Purchaser the following:

                  (a) within ninety (90) days after the end of each fiscal year, a copy of the consolidated balance sheet as of the end of such year, statements of income, retained earnings and cash flows of the Corporation for such year as prepared and certified by a nationally recognized independent public accounting firm reasonably acceptable to the Purchasers;

                  (b) as soon as practicable after the end of each quarter, and, in any event, within forty-five (45) days after the end of each quarter, a copy of the consolidated balance sheet of the Corporation as of the end of such quarter and a statement of income, retained earnings and cash flows of the Corporation for such quarter and the portion of the fiscal year ending on the last day of such quarter, prepared in reasonable detail and certified as to accuracy, subject to year-end audit adjustments, by the principal financial officer of the Corporation;

                  (c) and not later than the forty-fifth (45th) day prior to the first day of each fiscal year of the Corporation (commencing with the fiscal year beginning on January 1, 2000), an annual plan containing projections (including detailed assumptions) of the balance sheets of the Corporation and income statements and statements of cash flows of the Corporation and, in each case as of the end of each month in such fiscal year and as of the end of each of the four following fiscal years, all in such reasonable detail as the Purchasers may require; and

                  (d) as applicable, furnish to the Purchasers the following:

                         (i) Copies of all financial statements and reports that
the Corporation sends to its stockholders, lenders or directors, or files with the Securities and Exchange Commission or any stock exchange or quotation bureau on which any securities of the Corporation may be listed or quoted; and

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

                         (ii) Promptly upon receipt thereof, copies of any
reports submitted to the Corporation by independent certified public accountants, including, without limitation, in connection with examination of the financial statements of the Corporation made by such accountants.

             16.2 Access. For as long as any of the Purchasers own any Preferred Shares, or any securities issued upon conversion or exchange thereof (other than Common Stock), the Corporation will give to the Purchasers and to their counsel, accountants and other consultants and representatives (collectively, "ADVISORS"), reasonable access to material documents of the Corporation and reasonable rights to examine without undue disruption the facilities and offices of the Corporation during normal business hours, upon at least five (5) days notice in advance of such visit, and will furnish to the Purchasers and their Advisors such information concerning the affairs of the Corporation as such persons may reasonably request and will make available to the Purchasers and their Advisors, any of the officers, directors, employees, counsel, accountants, or other consultants of the Corporation as the Purchasers may reasonably request.

             16.3 Confidential Information. Each Purchaser agrees that any information obtained by such Purchaser pursuant to Section 16.1 or Section 16.2 which is marked or identified as proprietary to the Corporation or otherwise confidential will not be disclosed without the prior written consent of the Corporation. Notwithstanding the foregoing, each Purchaser may disclose such information, on a need to know basis, to its employees, accountants or attorneys, or to the employees, accountants or attorneys of its general partner or investment manager (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential), in compliance with a court order or when otherwise necessary to enforce any of the Purchaser's rights hereunder. Such information may also be disclosed to a Purchaser's constituent partners, members or shareholders (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential). Each Purchaser further acknowledges and understands that any information will not be utilized by such Purchaser in connection with purchases and/or sales of the Corporation's securities except in compliance with applicable state and federal antifraud statutes.


             16.4 Assignment of Rights to Financial Information. The rights and obligations pursuant to Sections 16.1 and 16.2 may be assigned or otherwise conveyed by any Purchaser, as the case may be, or by any subsequent transferee of any such rights to a transferee, upon prior written notice to the Corporation, upon the transfer by such Holder of at least 250,000 shares, of Registrable Securities to any transferee other than a competitor or customer of the Corporation (including any of its direct or indirect subsidiaries); provided, however, that the Corporation shall not be obligated under Section
16.1 or 16.2 to provide information to any transferee that the Board of Directors of the Corporation determines in good faith to be an actual or potential competitor, customer or vendor of the Corporation.

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                                                               Medsite.com, Inc.
                                                               Rights Agreement


             16.5 Notice of Material Adverse Change and Other Matters. The Corporation will promptly deliver to each of the Class A Directors and Class B Directors (each as defined in the Corporation's Second Amended and Restated Certificate of Incorporation) written notice of:


                  (a) Any material adverse change in the business, operations, properties, assets or financial condition of the Corporation;


                  (b) Any litigation, administrative or other similar proceeding commenced or, to its knowledge, threatened against the Corporation which could reasonably be expected to have a material adverse effect on the Corporation's business or financial condition;


                  (c) Any notice of investigation or request for information from any federal, state or local government authority or agency which could reasonably be expected to have a material adverse effect on the Corporation's business or financial condition; and


                  (d) Any notice received by the Corporation from any financial institution, lender or other third party relating to any claimed or actual breach or default by the Corporation with respect to any obligation arising under any loan agreement or guaranty, or any other arrangement or agreement the breach of or default in respect of which could reasonably be expected to have a material adverse effect on the Corporation's business or financial condition.


             16.6 Availability of Stock for Issuance on Conversion. The Corporation will at all times keep reserved for issuance an appropriate number of shares of Common Stock to permit the conversion of all outstanding shares of Class A Preferred Stock, Class B1 Preferred Stock and Class B2 Preferred Stock into Common Stock in accordance with the Corporation's Second Amended and Restated Certificate of Incorporation and any amendments thereto.


             16.7 Board of Directors.


                  (a) Directors. The holders of Class A Preferred Stock and Class B Preferred Stock agree to notify the Corporation of their selection of the Class A Directors and Class B Directors (each as defined in the Corporation's Second Amended and Restated Certificate of Incorporation) and such directors shall be reasonably satisfactory to the Corporation. In the event that, and so long as, the Board of Directors of the Corporation consists of six
(6) or less members (including as a result of any vacancy created by the resignation of any non-Class A Director or non-Class B Director), the holders of Class A Preferred and Class B Preferred shall take all actions necessary to effect the respective resignation of one (1) of the Class A Directors and one
(1) of the Class B Directors in accordance with Article IV(B)(5)(b) of the Corporation's Second Amended and Restated Certificate of Incorporation. Without the consent of the holders of a majority of the outstanding shares of Class A Preferred and Class B Preferred, voting as a single class, the Board of Directors may not be increased to greater than nine (9) members.

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                                                               Medsite.com, Inc.
                                                               Rights Agreement

                  (b) Voting Agreement. For so long as Reuters Holdings Switzerland S.A. or its Affiliate ("Reuters") holds not less than an aggregate of 750,000 shares of Class B Preferred Stock (as adjusted for any stock splits, dividends, combinations, recapitalizations or the like)(or Common Stock issuable upon the conversion thereof), each of the Class B1 Purchasers and Class B2 Purchasers party hereto (and their transferees hereunder) shall take such actions as are necessary to cause the election to the Board of Directors as a Class B Director such person as designated by Reuters (the "Reuters Director"), including, but not limited to voting or causing to be voted all shares of Class B Preferred now or hereafter beneficially owned by such Class B1 Purchasers and Class B2 Purchasers in favor of the election of the Reuters Director and against the removal of the Reuters Director, or upon Reuters' written request, vote in favor of the removal and replacement of the Reuters Director.

                  (c) Observers' Rights. In the event that representatives of Brookside Capital Partners Fund, L.P. ("Brookside"), CB Capital LP, Mednut LLC, Weiss Peck & Greer and/or Reuters are not elected by the holders of Class B Preferred to serve as Class B Directors, the Corporation shall permit representatives of Brookside, CB Capital LP, Fred Mayerson on behalf of Mednut, Weiss Peck & Greer and/or Reuters (the "REPRESENTATIVES"), as the case may be, to attend all meetings of the Board of Directors (whether in person, telephonic or other) in a nonvoting fully participating observer capacity, and shall provide to such Representatives notice and other information with respect to such meetings as are delivered to the directors of the Corporation; provided however that the Corporation reserves the right to withhold any information or to exclude the Representatives from any meeting or portion thereof if delivery of such information or attendance by such Representatives could, in the sole opinion of the Corporation and its counsel, conflict with the Board of Directors' fiduciary obligations to the Corporation's stockholders, adversely affect the attorney-client privilege between the Corporation and its counsel or pose an actual or potential conflict of interest for Brookside, CB Capital LP, Mednut LLC, Weiss Peck & Greer or Reuters, as the case may be. The rights granted hereunder shall terminate upon the earlier of (i) a Qualified Public Offering of the Common Stock of the Corporation, (ii) a Change of Control or
(iii) such time as the number of shares of Preferred Stock (or securities issued upon conversion thereof) held by Brookside, CB Capital LP, Reuters or Weiss Peck & Greer as the case may be, falls below 400,000 (or 200,000 shares with respect to Mednut LLC)(as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like).

               16.8 Committees of Board of Directors. The Corporation, the Founders and the Purchasers will take all reasonable necessary actions to ensure that the Board of Directors establishes a Compensation Committee, the majority of the members of which shall be non-employee directors. A Class A Director and a Class B Director shall each serve on the Compensation Committee. The Compensation Committee shall make all decisions with respect to the salaries, benefits option grants and other compensation of senior management. A Class A Director and a Class B Director shall each be entitled to serve on any other committee of the Board of Directors, including but not limited to an audit committee.

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                                                               Medsite.com, Inc.
                                                               Rights Agreement


               16.9 Key Man Life Insurance. Within thirty (30) days after the date of this Agreement, the Company shall obtain a term life insurance policy for Bhan (the "KEY MAN POLICY"), such policy to designate the Corporation as beneficiary and to provide coverage in the amount of $10,000,000. The Corporation shall thereafter maintain the Key Man Policy, including, but not limited to, paying the cost of any premiums therefor, for so long as the Purchasers own any Preferred Stock or any securities issued upon conversion or exchange thereof (other than Common Stock). Bhan shall submit to all medical examinations in connection with the Key Man Policy and shall cooperate in compliance with all other reasonable requirements in connection with such policies of any company with which a Key Man Policy is sought.

               16.10 Rule 144 Transfers. The Class A Purchasers party hereto hereby agree that such Class A Purchasers shall not sell pursuant to Rule 144 any securities of the Corporation held by them until the first anniversary of the initial closing of the sale of Class B1 Preferred or, if earlier, such time as any Class B1 Purchaser party hereto is eligible to sell any securities of the Corporation held by such Class B1 Purchaser pursuant to Rule 144.

         17. RESTRICTIONS ON FOUNDER TRANSFERS; PURCHASERS' RIGHTS OF FIRST REFUSAL AND CO-SALE.

               17.1 Definitions. For purposes of this Section 17 only, the following definitions shall apply:

                  (a) "CHANGE OF CONTROL" shall mean (i) a sale of all or substantially all of the assets of the Corporation or (ii) any merger or consolidation of the Corporation unless the Corporation's stockholders of record as constituted immediately prior to such merger or consolidation will, immediately after such merger or consolidation, hold at least fifty percent (50%) of the voting power of the surviving or successor entity to the business of the Corporation.

                  (b) "COMMON STOCK EQUIVALENTS" shall mean the Corporation's Common Stock then outstanding plus the shares of Common Stock then issuable upon conversion of the outstanding shares of Preferred Stock.

                  (c) "TRANSFER" shall mean any transfer of shares of Common Stock whether in one or more related transactions, including any sale, assignment, conveyance, donation or pledge or any other manner of encumbering or disposing of shares, which require the giving of notice by a Founder in accordance with this Section 17.

               17.2 Consent to Transfer. Without the written consent of a majority of the then outstanding shares of Common Stock Equivalents held by the Purchasers, no Founder shall, directly or indirectly, during the term of this Agreement, Transfer shares of Common Stock held by him or any of his relatives or affiliates having an aggregate value in excess of $1,000,000 (based on the most recent price per share of Common Stock paid in a sale of the Corporation's Common Stock (not including the purchase of Common Stock pursuant to an exercise of an option grant)) (such

                                                               Medsite.com, Inc.
                                                               Rights Agreement

$1,000,000 threshhold to be calculated by aggregating all Transfers during the term of this Agreement), except for:

                  (a) Transfers among the Founders;

                  (b) Transfers by disposition pursuant to the last will and testament of a Founder or laws of intestate succession;

                  (c) Transfers to the spouse, parents or lineal descendents of a Founder or to a trust solely for the benefit of any such Founder and/or his spouse, parents or lineal descendents (provided that such spouse, parent or lineal descendents or trustee on behalf of such trust agrees in writing to be bound by the restriction set forth in this Section 17.2), or

                  (d) Transfers to the estate of any Founder, on such Founder's death.

               17.3 Notice of Proposed Transfer. In the event that a Founder (the "SELLING HOLDER") proposes to make any Transfer of more than $1,000,000 of Common Stock (or its equivalent) otherwise permitted pursuant to this Agreement, then prior to effecting such Transfer the Selling Holder shall deliver to the Corporation and to each Purchaser a written notice (the "TRANSFER NOTICE") stating: (i) the Selling Holder's bona fide intention to Transfer such Common Stock; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of shares of Common Stock to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Selling Holder proposes to transfer the Common Stock (the "OFFERED PRICE"), and (v) a copy of any applicable term sheets.

               17.4 Purchasers' Right of First Refusal.

                  (a) Each Significant Purchaser shall have a right of first refusal, exercisable upon written notice to the Selling Holder within thirty
(30) days (the "EXERCISE PERIOD") after receipt of the Transfer Notice by the Purchasers, to purchase up to its Pro Rata Share (as defined in Section 17.4(b) below) of the shares specified in the Transfer Notice at the Offered Price and upon the terms indicated in the Transfer Notice. Such right shall be exercisable by written notice (the "EXERCISE NOTICE") to the Selling Holder prior to the expiration of the Exercise Period. If such rights are exercised, then the Significant Purchasers shall effect the purchase of the shares specified in the Transfer Notice, including payment of the purchase price, not more than fifteen
(15) days after the date of the Exercise Notice. At such time, the Selling Holder shall deliver to the Significant Purchasers the certificates representing the shares to be purchased by the Significant Purchasers, each certificate to be properly endorsed for transfer.

                  (b) The "PRO RATA SHARE" of each Significant Purchaser shall be that number of shares of Common Stock Equivalents owned by such Significant Purchaser equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock Equivalents proposed to be sold in the Transaction by the Selling Holder by (y) a fraction, the numerator of which is

                                                               Medsite.com, Inc.
                                                               Rights Agreement

the number of shares of Common Stock Equivalents owned by the Significant Purchaser immediately prior to the Transaction, and the denominator of which is the number of shares of Common Stock Equivalents owned by all Significant Purchasers who desire to exercise their right of first refusal with respect to the Transaction.

               17.5 Significant Purchasers' Right of Co-Sale.

                  (a) To the extent that a Significant Purchaser does not exercise the right of first refusal pursuant to Section 17.4, a Significant Purchaser shall have the right, exercisable upon written notice to the Selling Holder within fifteen (15) days after receipt of the Transfer Notice by the Significant Purchasers, to participate in the Selling Holder's sale of Common Stock pursuant to the specified terms and conditions of such Transaction. To the extent that one or more of the Significant Purchasers exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Common Stock which the Selling Holder may sell in the Transaction shall be correspondingly reduced. The right of participation of each of the Significant Purchasers shall be subject to the following terms and conditions:


                     (i) Each of the Significant Purchasers may sell all or any part of that number of shares of Common Stock Equivalents owned by such Significant Purchasers equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock Equivalents proposed to be sold in the Transaction by the Selling Holder (after deduction of any Common Stock Equivalents purchased by Significant Purchasers pursuant to Section 17.4) by (y) a fraction, the numerator of which is the number of shares of Common Stock Equivalents owned by the Significant Purchaser immediately prior to the Transaction, and the denominator of which is the number of shares of Common Stock Equivalents owned by all Significant Purchasers who desire to participate in the Transaction, plus the number of shares of Common Stock Equivalents held by the Selling Holder immediately prior to the Transaction.


                     (ii) Each of the Significant Purchasers shall effect its participation in the sale by delivering to the Selling Holder for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock Equivalents which the Significant Purchaser elects to sell pursuant to this Section 17.5.


                  (b) The certificates which the Significant Purchasers deliver to the Selling Holder pursuant to Section 17.5(a) shall be transferred by the Selling Holder to the Proposed Transferee upon consummation of the sale in the Transaction pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Holder shall promptly, and in any event no later than five (5) days thereafter, remit to each Purchaser that portion of the sale proceeds to which the Purchaser is entitled by reason of its participation in such sale.


                  (c) The exercise or non-exercise of the rights of the Significant Purchasers hereunder to participate in one or more Transactions shall not adversely affect their rights to participate in subsequent Transactions. In the event that a Transaction does not occur, the Selling

                                                               Medsite.com, Inc.
                                                               Rights Agreement

Holder shall have no obligation to any Purchaser other than to return any stock certificates delivered to the Selling Holder pursuant to Section 17.5(a)(ii) in anticipation of such Transaction.


               17.6 Prohibited Transfer. Any attempt by a Selling Holder to transfer Common Stock in violation of Section 17 of this Agreement shall be void and the Corporation agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Purchasers that hold at least 50% of the Common Stock Equivalents held by the Purchasers.


               17.7 Future Stock Subject. All shares of capital stock of the Corporation acquired by the Founders in the future shall be subject to the provisions of this Section 17.


               17.8 Termination of Rights. The provisions of this Section 17, including the restrictions on transfers by Founders and the rights of first refusal and co-sale granted under this Agreement, shall expire immediately prior to the occurrence of a Qualified Public Offering or Change of Control of the Corporation.


               17.9 Legends. All certificates representing any Common Stock held by a Founder shall have endorsed thereon the following legend, in addition to any legends required by applicable state securities laws or otherwise:



                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE RIGHT OF FIRST REFUSAL AND CO-SALE PROVISIONS OF A RIGHTS AGREEMENT AMONG THE CORPORATION, THE HOLDER AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION AND MAY BE OBTAINED BY WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."


         18. MISCELLANEOUS.


               18.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York.


               18.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.


               18.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to

                                                               Medsite.com, Inc.
                                                               Rights Agreement

confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               18.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties hereto with regard to the subjects hereof and thereof, and no such party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that, subject to Section 18.5, any provision of this Agreement may be amended, waived or modified with the written consent of the Corporation and the holders of at least a majority of the outstanding Registrable Securities or, for so long as Argentum Capital Partners II, L.P. and its affiliates own a majority of the Registrable Securities, by at least 66 2/3 of the outstanding Registrable Securities; provided, that any such amendment, waiver or modification shall apply by its terms to all Holders; provided, further, that any Holder or assignee hereunder may waive any of such Holder's rights or the Corporation's obligations hereunder without obtaining the consent of any other Holder or assignee.

               18.5 Effect of Amendment or Waiver. Each Holder acknowledges that by the operation of Section 18.4 hereof the holders of a majority of the outstanding shares of Registrable Securities will have the right and power to diminish or eliminate all rights of the Holders under this Agreement; provided, however, that (a) the provisions of Sections 15, 16 and 17 of this Agreement and this clause (a) may be amended, waived or modified only with the written consent of the Corporation, the holders of at least a majority of the outstanding Registrable Securities held by the Purchasers and, with respect to Section 17, the consent of a Founder, as to such Founder; (b) the provisions of Section 6 and this clause (b) may be amended, waived or modified only with the written consent of the Corporation and the holders of at least a majority of the outstanding Registrable Securities held by the Demand Holders; (c) the provisions of Section 16.10 and this clause (c) may be amended, waived or modified only with the written consent of the Corporation and the holders of at least a majority of the Class B1 Preferred; and (d) the provisions of Section 16.7(b) and this clause (d) may be amended, waived or modified only with the written consent of the beneficiaries of those provisions.

               18.6 Termination of Prior Rights. The Class A Purchasers party hereto hereby terminate all rights set forth in the Investment Agreement dated as of February 3, 1999 by and among the Corporation, the Founders and the Class A Purchasers (the "INVESTMENT AGREEMENT"), including but not limited to the rights of the Class A Purchasers pursuant to covenants of the Corporation set forth in Articles 5 and 6 of the Investment Agreement and the rights of the Class A Purchasers pursuant to the indemnification provisions of Article 7 of the Investment Agreement.

                                                               Medsite.com, Inc.
                                                               Rights Agreement

The Class A Purchasers shall have no obligation to increase the Class A Conversion Price under any circumstances.

               18.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) for delivery in the United States, five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) for delivery in the United States, one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, (d) for delivery outside the United States three (3) business days after the business day of deposit with an international express carrier if sent freight prepaid or ten
(10) days if sent by air mail or (e) one (1)business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Holder, such Holder's address as set forth beneath his signature to this Agreement, and
(ii) if to the Corporation, at the address of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.


               18.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Preferred Stock, Conversion Stock, upon any breach or default of the Corporation under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any breach or default under this Agreement, or any waiver on the part of any such holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any such holder, shall be cumulative and not alternative.


               18.9 Expenses. Except as otherwise provided in Section 7 in the Class B Preferred Stock Purchase Agreement or in the acquisition agreement proposed to be executed by and among the Corporation, Mack and a wholly-owned subsidiary of the Corporation, and except for the payment by the Corporation, upon receipt of an invoice in reasonable detail, of an amount not to exceed $10,000 for fees of counsel of each Class A Purchaser in connection with the negotiation, execution and delivery of this Agreement, the Corporation and each Holder shall bear its own

                                                               Medsite.com, Inc.
                                                               Rights Agreement

expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.


               18.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the signers actually executing such counterparts, and all of which together shall constitute one instrument.


               18.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


               18.12 Aggregation of Stock. All shares of Preferred Stock held or acquired (or Common Stock issued upon conversion thereof) by affiliated entities or persons shall be aggregated for the purpose of determining the availability or discharge of any rights under this Agreement.


               18.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                                                               Medsite.com, Inc.
                                                               Rights Agreement


         The foregoing agreement is hereby executed as of the date first above written.

                                    "CORPORATION"

                                     MEDSITE.COM, INC.

                                     By:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------
                                     "CLASS A PURCHASERS"

                                     ARGENTUM CAPITAL PARTNERS II, L.P.

                                     By:    Argentum Partners II, L.L.C.,
                                            its general partner


                                     By:    Argentum Investments, L.L.C., its
                                            managing member

                                     By:
                                         -------------------------------------
                                            Walter Barandiaran, Managing Member

                                     MEDSITE ACPII LIMITED PARTNERS, L.P.

                                     By:
                                         -------------------------------------
                                            Walter Barandiaran, General Partner

                                     "CLASS B1 PURCHASERS"

                                     REUTERS HOLDINGS SWITZERLAND S.A.

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                     CB CAPITAL INVESTORS, L.P.

                                     By: Chase Capital Partners, Its
                                         General Partner

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     BROOKSIDE CAPITAL PARTNERS FUND, L.P.

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     TCW/ICICI INDIA PRIVATE EQUITY FUND

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     TCW/ICICI INDIA PRIVATE EQUITY AMP FUND

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     WPG NETWORKING FUND, LP

                                     By its General Partner Weiss, Peck &
                                        Greer, LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                     WPG INSTITUTIONAL NETWORKING
                                     FUND, LP

                                     By its General Partner Weiss, Peck &
                                        Greer, LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     WPG SOFTWARE FUND, LP

                                     By its General Partner Weiss, Peck &
                                        Greer, LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     WPG INSTITUTIONAL SOFTWARE FUND, LP

                                     By its General Partner Weiss, Peck &
                                        Greer, LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     WPG RAYTHEON NETWORKING FUND, LP

                                     By its attorney-in-fact Weiss, Peck &
                                        Greer, LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                     WPG RAYTHEON SOFTWARE FUND, LP

                                     By its attorney-in-fact Weiss, Peck &
                                        Greer, LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     RAJ MEHRA

                                      -----------------------------------------

                                     DELMAS BUSINESS LTD

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     HIKARI TSUSHIN, INC.

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     ARGENTUM CAPITAL PARTNERS II, L.P.

                                     By Argentum Partners II, L.L.C.,
                                        its general partner

                                     By Argentum Investments, L.L.C.,
                                        its managing member

                                     By:
                                         -------------------------------------
                                         Walter Barandiaran, Managing Member

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


                                     METCHEM ENGINEERING SA

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     TENET HEALTHCARE CORPORATION

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     MERCHANT CAPITAL INC.

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     EVEREST VENTURE PARTNERS II

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     DR. P. ROY VAGELOS

                                     ------------------------------------------

                                     BRIAN HERMALIN

                                     ------------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


                                      LINDEN NELSON

                                     ------------------------------------------


                                     STEVE M. MIZEL

                                     ------------------------------------------

                                     JEFFREY D. SAPER

                                     ------------------------------------------

                                     WS INVESTMENTS 99B

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     SCOTT BAXTER

                                     ------------------------------------------

                                     ALLEN BUILDER

                                     ------------------------------------------


                                     SIG HELLER

                                     ------------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


                                     NINA LOCKER

                                     ------------------------------------------

                                     TERRY MAHONY

                                     ------------------------------------------

                                     LAURENCE PAUL

                                     ------------------------------------------

                                     STEVEN J. POSNER

                                     ------------------------------------------

                                     DEFINED BENEFIT KEOGH

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     DR. S. K. RAMASWAMI

                                     ------------------------------------------

                                     DAVID RISPLER

                                     ------------------------------------------

                                     KURT J. BERNEY

                                     ------------------------------------------

                                     SELIM DAY

                                     ------------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


                                     SELWYN GOLDBERG

                                     ------------------------------------------

                                     THOMAS G. LAWER

                                     ------------------------------------------

                                     MARK BRAZEAL

                                     ------------------------------------------

                                     ALLISON BERRY

                                     ------------------------------------------

                                     YAPHET L. SMITH

                                     ------------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


                                     "CLASS B2 PURCHASERS"

                                     ------------------------------------------
                                     MEDNUT LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     INVESTCARE PARTNERS LIMITED PARTNERSHIP

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     JORDEX RESOURCES INC.

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                     ASPEN ASSOCIATES LLC

                                     By:
                                         -------------------------------------
                                     Name:
                                         -------------------------------------
                                     Title:
                                         -------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                     "FOUNDERS"

                                     SUNDEEP BHAN

                                     ------------------------------------------

                                     SANJAY PINGLE

                                     ------------------------------------------

                                     SAMEER SHARIFF

                                     ------------------------------------------

                                     RAJNISH KAPOOR

                                     ------------------------------------------

                                     "MERCER"

                                     MERCER MANAGEMENT CONSULTING, INC.

                                     ------------------------------------------

                                     "CSFB"

                                     CREDIT SUISSE FIRST BOSTON CORPORATION

                                     ------------------------------------------

                                     "MACK"

                                     DOUGLAS MACK

                                     ------------------------------------------

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                   SCHEDULE I


                         Schedule of Class A Purchasers
                                Medsite.com, Inc.

   Name and Address of Purchaser         Number of Shares             Amount
   -----------------------------         ----------------       --------------
Argentum Capital Partners II, L.P.            1,500             $    1,500,000
405 Lexington Avenue
54th Floor
New York, NY  10174

Medsite ACPII Limited Partners, L.P.          1,500                  1,500,000
405 Lexington Avenue
54th Floor
New York, NY  10174
                                              -----             --------------
         TOTAL                                3,000             $    3,000,000

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                   SCHEDULE II
                         Schedule of Class B1 Purchasers
                                Medsite.com, Inc.


  Name and Address of Purchaser                Number of Shares    Amount
  -----------------------------                ----------------  ----------
Reuters Holdings Switzerland S.A                  909,091        $5,000,000
1700 Broadway
40th Floor
New York, NY 10019

CB Capital LP                                     727,273         4,000,000
380 Madison Avenue
12th Floor
New York, NY 10017

Brookside Capital Partners Fund, L.P.             727,273         4,000,000
2 Copley Place
Boston, MA 02116

TCW/ICICI India Private Equity Fund               510,848         2,809,664
c/o Trust Company of the West
Attn:  Krishnan Ramaswami
865 South Figueroa Street, #1800
Los Angeles, CA 90017


TCW/ICICI India Private Equity AMP Fund           216,424         1,190,332
c/o Trust Company of the West
Attn:  Krishnan Ramaswami
865 South Figueroa Street, #1800
Los Angeles, CA 90017

WPG Networking Fund, LP                            51,200           281,600
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT



  Name and Address of Purchaser                Number of Shares    Amount
  -----------------------------                ----------------  ----------
WPG Institutional Networking Fund, LP               4,436            24,400
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

WPG Software Fund, LP                             144,145           792,800
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

WPG Institutional Software Fund, LP               306,182         1,684,000
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

WPG Raytheon Networking Fund, LP                  103,273           568,000
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

WPG Raytheon Software Fund, LP                    118,036           649,200
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

Raj Mehra                                           2,727            15,000
c/o Weiss Peck & Greer
30th Floor
1 New York Plaza
New York, NY 10004

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


  Name and Address of Purchaser              Number of Shares    Amount
  -----------------------------              ----------------  ----------
Delmas Business LTD                           545,455          3,000,000
Exelfid Societe Fiduciaire SA
Attn M. Jean-Marc Jorand
Case Postale 3319
1211 Geneve 3

Hikari Tsushin, Inc.                          363,636          2,000,000
Ohtemachi Nomura
Bldg. 2-1-1 Ohtemachi
Chiyoda-ku, Tokyo, 100-0004 Japan

Argentum Capital Partners II, L.P.            181,818          1,000,000
405 Lexington Avenue
54th Floor
New York, NY 10174

Metchem Engineering SA                        181,818          1,000,000
c/o Finaco Treuhand AG
P.O. Box 1705
CH-8048  Zurich
Switzerland

Tenet Healthcare Corporation                  181,818          1,000,000
320 State Street
Santa Barbara, CA 93105

Merchant Capital Inc.                          59,091            325,000
11 Madison Avenue
New York, NY 10010

Everest Venture Partners II                    45,455            250,000
c/o Vinod Gupta
5711 South 86th Circle
Omaha, NE 68127

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


  Name and Address of Purchaser            Number of Shares    Amount
  -----------------------------            ----------------  ----------
Dr. P. Roy Vagelos                         45,455            250,000
1 Crossroads Drive
Building A
Bedminster, NJ 07921

Brian Hermalin                             18,182            100,000
20500 Civic Center Drive
Suite #3000
Southfield, MI 48076

Linden Nelson                              18,182            100,000
1501 HA-LO Drive
Troy, MI 48084

Steven M. Mizel                             9,091             50,000
430 Moon Light Lane
Encinitas, CA 92024

Jeffrey D. Saper                            9,091             50,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

WS Investments 99B                          9,091             50,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Scott Baxter                                4,545             25,000
129 Deerhaven Road
Mahwah, NJ 07430

Allen Builder                               4,545             25,000
Builder Investment Group
5 Piedmont Center
Suite 700
Atlanta, GA 30305

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


  Name and Address of Purchaser                  Number of Shares    Amount
  -----------------------------                  ----------------  ----------
Sig Heller                                            4,545               25,000
450 Crow Hill Road
Mt. Kisco, NY 10549

Nina Locker                                           4,545               25,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Terry Mahony                                          4,545               25,000
1st Floor
41A Shouson Hill Road
Hong Kong

Laurence Paul                                         4,545               25,000
109 Ocean Front Walk
Venice, CA 90291

Steven J. Posner Defined Benefit Keogh                4,545               25,000
80 Cuttermill Road
Great Neck, NY 11021

Dr. S. K. Ramaswami                                   4,545               25,000
11 Shepherds Lane
Whitehouse Station, NJ 08889

David Rispler                                         4,545               25,000
3300 Country Club Drive
Jefferson City, MO 65109

Kurt J. Berney                                        2,909               16,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT


  Name and Address of Purchaser                  Number of Shares       Amount
  -----------------------------                  ----------------  -------------
Selim Day                                             2,909               16,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304

Selwyn Goldberg                                       1,364                7,500
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304

Thomas G. LaWer                                         909                5,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304

Mark Brazeal                                            364                2,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304

Allison Berry                                           364                2,000
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304

Yaphet L. Smith                                         273                1,500
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 940304
                                                  ---------          -----------
         TOTAL CLASS B1 PREFERRED                 5,539,088          $30,464,996

                                                               MEDSITE.COM, INC.
                                                               RIGHTS AGREEMENT

                                  SCHEDULE III
                            CLASS B2 PREFERRED STOCK

      Name and Address of Purchaser                 Number of Shares       Amount
      -----------------------------                 ----------------       ------
Mednut LLC                                              400,000          $2,000,000
c/o Walnut Capital Partners
312 Walnut, Suite 1151
Cinncinati, OH 45202

Investcare Partners Limited Partnership LLC             400,000           2,000,000
31500 Northwestern Highway, Suite 120
Farmington Hills, MI 48334

Jordex Resources Inc.                                   200,000           1,000,000
200 High Wood Circle
Oyster Bay Cove, NY 11771

Aspen Associates LLC                                    200,000           1,000,000
320 Park Avenue, Suite 2500
New York, NY 10022
                                                      ---------          ----------
         TOTAL CLASS B2 PREFERRED                     1,200,000          $6,000,000